UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 13, 2008

WPT Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-14479	77-0639000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California		90036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	323-330-9900

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 13, 2008, the Board of Directors of WPT Enterprises, Inc. (the “Company”) appointed Thomas J. Flahie, age 51, to serve as the Company’s interim Chief Financial Officer. Prior to joining the Company, Mr. Flahie was a self-employed consultant since 2005. Mr. Flahie served as Chief Financial Officer for Intermix Media, Inc. from 2003 until 2005 and for eLabor, Inc. from 2000 until 2003. Mr. Flahie began his career at Arthur Andersen where he served as partner until 1998.

Mr. Flahie has no family relationship to any other officer or director of the Company and he has not entered into any transaction as described by Item 404(a) of Regulation S-K.

Mr. Flahie’s compensation arrangement provides for an annual base salary of $240,000. The Company engaged Mr. Flahie through Vaco Resources LLC (“Vaco Resources”), an executive services and consulting firm. The Company entered into an agreement with Vaco Resources whereby Vaco Resources is paid a percentage of Mr. Flahie’s salary up to an aggregate of $50,000.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the hiring of Mr. Flahie is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference herein. The attached Press Release shall be considered “furnished” pursuant to this Current Report on Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section nor shall it be deemed incorporated by reference into any of the Company’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release issued October 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

October 15, 2008	By:	/s/ Adam Pliska
Name: Adam Pliska
Title: General Counsel and Secretary